UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 Haggerty Rd., Novi, Michigan (Address of principal executive office)	48377 (Zip Code)

Registrant’s telephone number,
including area code:
(248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 20, 2005, Tower Automotive, Inc. issued a press release announcing an update on its liquidity position. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated January 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2005	TOWER AUTOMOTIVE, INC. (Registrant) By: /s/ Christopher T. Hatto —————————————— Christopher T. Hatto Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 20, 2005

Exhibit 99.1

Tower Automotive, Inc. 27275 Haggerty Road Novi, MI 48377	Company Contacts: Financial: Tom Kerns (248) 675-6359 Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

Tower Automotive Announces Update on Liquidity

        NOVI, Michigan – January 20, 2005 – Tower Automotive, Inc. (NYSE: TWR) today announced that its ongoing initiatives to improve liquidity were adversely impacted by the length of customer shutdowns over the holiday season. While the holiday shutdowns were planned, the length of these shutdowns were longer than anticipated at certain key customers. Cumulatively, these shutdowns will adversely impact liquidity by approximately $40 million during the first quarter of 2005.

        As previously announced, Tower Automotive has taken a number of initiatives to improve its liquidity position. Specifically, as previously announced on December 3, 2004, Tower Automotive deferred the dividend payment of approximately $4.4 million on the 6-3/4% trust convertible preferred securities issues by the Tower Automotive Capital Trust that would otherwise have been paid on December 31, 2004. Also, as previously announced on January 4, 2005, Tower Automotive obtained a $50 million accounts receivable securitization facility through GE Commercial Finance. That facility yielded net proceeds of approximately $44 million.

        These and other initiatives were taken to address the elimination of early payment programs from the company’s customers. For January, those changes in payment terms will adversely impact liquidity by approximately $17 million.

        Despite Tower Automotive’s efforts and the continuing cooperation of its loyal customers and dedicated suppliers, the company continues to face significant challenges in meeting its ongoing liquidity requirements. Tower Automotive is continuing to work with its customers and suppliers to address its liquidity issues. In addition, Tower Automotive is continuing to pursue a European factoring facility, the possible sale of certain equipment and other liquidity initiatives.

(more)

About Tower Automotive
        Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.

Forward-Looking Statements
        This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “believe,” expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

        Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix)changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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